                                                  CENTRAL METALS COMPANY, INC.

                                                          FINANCIAL STATEMENTS
                                 AS OF NOVEMBER 30, 1997 AND DECEMBER 31, 1996
                             AND FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 1997
                            AND FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                  CENTRAL METALS COMPANY, INC.

                                                                      CONTENTS

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS              3

BALANCE SHEETS                                                  4

STATEMENTS OF INCOME                                            5

STATEMENTS OF STOCKHOLDERS' EQUITY                              6

STATEMENTS OF CASH FLOWS                                        7

SUMMARY OF ACCOUNTING POLICIES                              8 - 9

NOTES TO FINANCIAL STATEMENTS                             10 - 16

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Central Metals Company, Inc.
Atlanta, Georgia

We have audited the accompanying balance sheets of Central Metals Company, Inc. as of November 30, 1997 and December 31, 1996 and the related statements of income, stockholders' equity, and cash flows for the eleven months ended November 30, 1997 and for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Central Metals Company, Inc. as of November 30, 1997 and December 31, 1996, and the results of its operations and its cash flows for the eleven months ended November 30, 1997 and for the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.


BDO Seidman, LLP

January 30, 1998
Denver, Colorado

                                                NOVEMBER 30,   December 31,
                                                    1997           1996
---------------------------------------------------------------------------
ASSETS (Notes 3 and 4)

CURRENT ASSETS:
  Cash and cash equivalents                      $   121,000    $   126,000
  Accounts receivable trade
   less allowance for
   doubtful accounts of
   $350,000 and $252,000                           5,216,000      3,839,000
  Inventories (Note 1)                             1,104,000      1,290,000
---------------------------------------------------------------------------

Total current assets                               6,441,000      5,255,000
---------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, NET (Note 2)               6,440,000      5,626,000
---------------------------------------------------------------------------

OTHER ASSETS, net of accumulated amortization
 of $660,000 and $582,000                            228,000        290,000
---------------------------------------------------------------------------
                                                 $13,109,000    $11,171,000
---------------------------------------------------------------------------
---------------------------------------------------------------------------

                                                CENTRAL METALS COMPANY, INC.

                                                              BALANCE SHEETS

                                                NOVEMBER 30,   December 31,
                                                    1997           1996
---------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Bank overdrafts                                $   984,000    $   821,000
  Accounts payable                                   425,000        498,000
  Accrued expenses:
    Profit sharing (Note 6)                          100,000        100,000
    Other                                            237,000         38,000
  Current maturities of long-term debt:
    Related parties (Note 3)                          58,000         55,000
    Other (Note 4)                                 1,381,000        162,000
  Environmental liabilities (Note 6)                 105,000              -
---------------------------------------------------------------------------

Total current liabilities                          3,290,000      1,674,000
---------------------------------------------------------------------------

LONG-TERM DEBT:
  Related parties (Note 3)                           176,000        230,000
  Other (Note 4)                                   1,094,000      1,939,000

ENVIRONMENTAL LIABILITIES (Note 6)                 2,800,000      2,800,000
---------------------------------------------------------------------------

Total long-term liabilities                        4,070,000      4,969,000

Total liabilities                                  7,360,000      6,643,000
---------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Notes 3, 6 and 8)

STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value - 1,000,000
    shares authorized, 100,000 shares issued and
   outstanding                                       100,000        100,000
  Additional paid-in capital                         436,000        436,000
  Retained earnings                                5,213,000      3,992,000
---------------------------------------------------------------------------

Total stockholders' equity                         5,749,000      4,528,000
---------------------------------------------------------------------------

                                                 $13,109,000    $11,171,000
---------------------------------------------------------------------------
---------------------------------------------------------------------------

        SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.

                                                  CENTRAL METALS COMPANY, INC.

                                                          STATEMENTS OF INCOME

                                               ELEVEN MONTHS
                                                   ENDED          Years Ended December 31,
                                               NOVEMBER 30,      ------------------------
                                                   1997             1996           1995
------------------------------------------------------------------------------------------
NET SALES (Note 5):                              $36,050,000    $32,511,000    $31,865,000

COST OF SALES                                     29,685,000     27,516,000     26,797,000
------------------------------------------------------------------------------------------

Gross profit                                       6,365,000      4,995,000      5,068,000

SELLING, GENERAL AND ADMINISTRATIVE                4,359,000      3,512,000      3,686,000
------------------------------------------------------------------------------------------

Operating income                                   2,006,000      1,483,000      1,382,000
------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
  Interest expense                                  (203,000)      (160,000)       (88,000)
  Other income                                       120,000        236,000        129,000
------------------------------------------------------------------------------------------

Total other income (expense)                         (83,000)        76,000         41,000
------------------------------------------------------------------------------------------

NET INCOME                                       $ 1,923,000    $ 1,559,000    $ 1,423,000
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

          SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.
                                                                               5

                                                   CENTRAL METALS COMPANY, INC.

                                             STATEMENTS OF STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31,
1995 AND 1996 AND FOR THE                               Common Stock            Additional                      Total
ELEVEN MONTHS ENDED                                  ---------------------        Paid-in       Retained     Stockholders'
NOVEMBER 30, 1997                                    Shares         Amount        Capital       Earnings        Equity
--------------------------------------------------------------------------------------------------------------------------
BALANCE, January 1, 1995                             100,000     $  100,000     $  436,000   $  2,286,000   $  2,822,000
 Dividends                                                 -              -              -       (811,000)      (811,000)
 Net income for the year                                   -              -              -      1,423,000      1,423,000
--------------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 1995                           100,000        100,000        436,000      2,898,000      3,434,000
 Dividends                                                 -              -              -       (465,000)      (465,000)
 Net income for the year                                   -              -              -      1,559,000      1,559,000
--------------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 1996                           100,000        100,000        436,000      3,992,000      4,528,000
 Dividends                                                 -              -              -       (702,000)      (702,000)
 Net income for the
  eleven months ended
  November 30, 1997                                        -              -              -      1,923,000      1,923,000
--------------------------------------------------------------------------------------------------------------------------

BALANCE, November 30, 1997                           100,000     $  100,000     $  436,000   $  5,213,000   $  5,749,000
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

          SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS
                                                                               6

                                                   CENTRAL METALS COMPANY, INC.

                                                       STATEMENTS OF CASH FLOWS


INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                              ELEVEN MONTHS
                                                                 ENDED          YEARS ENDED DECEMBER 31,
                                                              NOVEMBER 30,    ---------------------------
                                                                  1997             1996           1995
---------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
  Net income                                                    $ 1,923,000    $ 1,559,000    $ 1,423,000
  Adjustment to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                                 788,000      1,022,000        925,000
      Bad debt expense (recoveries)                                  98,000         (9,000)       229,000
      Changes in operating assets and liabilities:
        Accounts receivable                                      (1,475,000)       368,000     (1,339,000)
        Inventories                                                 186,000        143,000        (36,000)
        Accounts payable                                            (73,000)      (180,000)      (291,000)
        Accrued expenses                                            304,000        (47,000)       (51,000)
----------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                         1,751,000      2,856,000        860,000
----------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES:
  Property and equipment purchases                               (1,524,000)    (2,730,000)    (1,247,000)
  Other assets                                                      (16,000)             -         20,000
----------------------------------------------------------------------------------------------------------

Net cash used in investing activities                            (1,540,000)    (2,730,000)    (1,227,000)
----------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES:
  Dividends paid                                                   (702,000)      (465,000)      (811,000)
  Advances (payments) on lines of credit, net                       519,000       (192,000)       659,000
  Payments on long-term debt                                       (145,000)      (249,000)      (255,000)
  Proceeds from long-term debt                                            -      1,000,000        327,000
  Payments on long-term debt related parties                        (51,000)       (52,000)       (56,000)
  Bank overdrafts                                                   163,000       (163,000)       459,000
----------------------------------------------------------------------------------------------------------

Net cash provided by (used in) financing activities                (216,000)      (121,000)       323,000
----------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                 (5,000)         5,000        (44,000)

CASH AND CASH EQUIVALENTS, beginning of period                      126,000        121,000        165,000
----------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of period                         $  121,000     $  126,000     $  121,000
----------------------------------------------------------------------------------------------------------

         SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.

                                                   CENTRAL METALS COMPANY, INC.

                                                 SUMMARY OF ACCOUNTING POLICIES

BUSINESS Central Metals Company, Inc. (the "Company") is a Georgia corporation formed in 1915. The Company operates metals recycling facilities in Georgia providing wholesale sales primarily to southeastern steel mills and markets.

USE OF ESTIMATES           The preparation of financial statements in
                           conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.


CONCENTRATIONS OF          The Company's financial instruments that are
CREDIT RISK                exposed to concentrations of credit risk consist
                           primarily of cash and accounts receivable.

                           The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

                           Concentrations of credit risk with respect to trade receivables exist due to large balances with a few customers. At November 30, 1997, accounts receivable from one customer totaled $664,000 or 12% of the total accounts receivable balance. At December 31, 1996, accounts receivable from one customer totaled $1,054,000 or 27% of total accounts receivable. Ongoing credit evaluations of customers' financial conditions are performed and, generally, no collateral is required.

INVENTORIES                Inventories consist primarily of scrap metals.
                           Inventories are stated at the lower of average cost (first-in, first-out) or market.


PROPERTY AND               Property and equipment are recorded at cost.
EQUIPMENT                  Depreciation is provided using straight-line and
                           accelerated methods over the estimated useful lives ranging from 5 to 15 years. Depreciation expense of property and equipment was $710,000 for the eleven months ended November 30, 1997 and $936,000 and $839,000 for the years ended December
                           31, 1996 and 1995. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized.

OTHER                      Other assets includes noncompete agreements which
ASSETS                     are carried at cost less accumulated amortization.
                           Amortization is provided over the 10 year term of the agreements and totaled $78,000 for the eleven months ended November 30, 1997 and $86,000 and $86,000 for the years ended December 31, 1996 and 1995.

                           FUTURES CONTRACTS

                           Futures contracts are entered into to hedge the effect of price changes on certain metals commodities the Company recycles and sells. Gains and losses that effectively hedge commodities are deferred and included in income as part of those transactions. At November 30, 1997 and December 31, 1996 the Company had net contracts to sell 700 and 2,300 pounds of copper. The net deferred gain
                           (loss) on these contracts was $5,000 and $(15,000) at November 30, 1997 and December 31, 1996.

INCOME TAXES               The Company has elected under the Internal Revenue
                           Code to be an S-corporation. In lieu of corporate income taxes, the stockholders are taxed on their proportional share of the Company's taxable income. Therefore, no provision or liability for income taxes is included in the financial statements.

FAIR VALUE OF              The carrying amounts reported in the balance
FINANCIAL                  sheets for cash, accounts receivable and accounts
INSTRUMENTS                payable, and accrued liabilities approximate fair
                           value because of the immediate or short-term maturity of these financial instruments. The fair value of long-term debt were estimated based on market values of financial instruments with similar terms. Management believes that the fair value of the long-term debt approximates their carrying value.


REVENUE                    Sales are recorded in the period materials are
RECOGNITION                shipped.


CASH AND CASH              For purpose of the statement of cash flows, the
EQUIVALENTS                Company considers all highly liquid investments
                           purchased with an initial maturity of three months or less to be cash equivalents.

                                                   CENTRAL METALS COMPANY, INC.

                                                  NOTES TO FINANCIAL STATEMENTS


1.   Inventories           Inventories consisted of the following:

                                                                               NOVEMBER 30,       December 31,
                                                                                 1997                  1996
                               -------------------------------------------------------------------------------
                               Raw materials (unprocessed)                     $  278,000          $  365,000
                               Finished goods (processed)                         826,000             925,000
                               -------------------------------------------------------------------------------

                                                                               $1,104,000          $1,290,000
                               ------------------------------------------------------------------------------
                               ------------------------------------------------------------------------------

2.   PROPERTY AND
     EQUIPMENT              Property and equipment consisted of the following:

                                                                                 NOVEMBER 30,        December 31,
                                                                                 1997                1996
                               ---------------------------------------------------------------------------------
                               Land                                             $   771,000         $  771,000
                               Building and improvements                            583,000            583,000
                               Heavy machinery and equipment                      7,437,000          6,457,000
                               Automotive shredder                                4,402,000          4,018,000
                               Transportation equipment                           1,453,000          1,293,000
                               Office equipment                                      92,000             92,000
                               ---------------------------------------------------------------------------------

                               Total                                             14,738,000          13,214,000

                               Less accumulated depreciation                      8,298,000           7,588,000
                               ---------------------------------------------------------------------------------

                                                                                $ 6,440,000         $ 5,626,000
                               ---------------------------------------------------------------------------------
                               ---------------------------------------------------------------------------------


3.   RELATED PARTY          Long-term debt related parties consisted of the following:
     TRANSACTIONS
     AND BALANCES

                                                                              NOVEMBER 30,        December 31,
                                                                                 1997                1996
                               -------------------------------------------------------------------------------
                               6% note payable to a former
                                stockholder, payable $3,095
                                per month including interest
                                through August 2001                           $  124,000          $  151,000

                               6% note payable to a former
                                stockholder, payable $2,789
                                per month including interest
                                through September 2000                           110,000             134,000
                               -------------------------------------------------------------------------------

                               Total                                             234,000             285,000

                               Less current maturities                            58,000              55,000
                               -------------------------------------------------------------------------------

                               Long-term related parties                      $  176,000          $  230,000
                               -------------------------------------------------------------------------------
                               -------------------------------------------------------------------------------

                               Future maturities of long-term debt related parties are as follows:

                               TWELVE MONTHS ENDING NOVEMBER 30,
                               -------------------------------------------------------------------------------
                               1998                                           $  58,000
                               1999                                              62,000
                               2000                                              65,000
                               2001                                              49,000
                               -------------------------------------------------------------------------------

                                                                              $ 234,000
                               -------------------------------------------------------------------------------
                               -------------------------------------------------------------------------------

                              The Company leases two properties from a partnership whose partners are stockholders of the Company. The agreements expire through June 30, 1999 and require monthly payments of $1,800 and $2,000. Rent expense under the terms of the agreements totaled $42,800 for the eleven months ended November 30, 1997 and $45,600 and $45,600 for the years ended December 31, 1996 and 1995.

                              During the eleven months ended November 30, 1997 the Company purchased $125,000 of raw materials from Pull-A-Part, a related entity, established by the stockholders of the Company in September 1997. The purchase price of the raw materials approximates the cost paid to other large bulk suppliers of the Company.

                              The Company has provided financial guarantees of debt aggregating $2,000,000 at November 30, 1997 for two related entities. Expiration dates of these guarantees extend through May 31, 1998, and are secured by substantially all of the Company's assets.

4.   Long-Term Debt           Long-term debt consisted of the following:

                                                                                 NOVEMBER 30,        December 31,
                                                                                 1997                1996
                               ----------------------------------------------------------------------------------
                               Note payable to a bank,
                                pursuant to a $1,500,000
                                line of credit, interest
                                payable monthly at the
                                bank's prime rate (8.5%
                                at November 30, 1997);
                                collateralized by substan-
                                tially all of the Company's
                                assets; due May 31, 1998                         $  1,059,000        $  899,000

                               Note payable to a bank,
                                payable in monthly
                                installments of $16,667
                                commencing July 1, 1997
                                plus interest at the
                                banks prime rate (8.5%
                                at November 30, 1997);
                                collateralized by
                                substantially all of the
                                Company's assets, due
                                June 1, 2002                                          917,000         1,000,000

                                                                            NOVEMBER 30,        December 31,
                                                                               1997                 1996
                               -----------------------------------------------------------------------------
                               Note payable to a bank,
                                pursuant to a $750,000
                                line of credit, interest
                                payable monthly at the
                                bank's prime rate (8.5%
                                at November 30, 1997);
                                convertible to a term loan
                                January 1, 1998; collater-
                                alized by substantially
                                all of the Company's assets,
                                due January 1, 2003                              359,000                  -

                               Noncompete payments (dis-
                                counted at 9%) payable
                                to two individuals, each
                                payable $40,000 per year
                                through February 14, 1999                        140,000            202,000
                               -----------------------------------------------------------------------------

                               Total                                           2,475,000          2,101,000

                               Less current portion                            1,381,000            162,000
                               -----------------------------------------------------------------------------

                               Long-term portion                              $1,094,000         $1,939,000
                               -----------------------------------------------------------------------------
                               -----------------------------------------------------------------------------

                            Future maturities of long-term debt are as follows:

                            TWELVE MONTHS ENDING NOVEMBER 30,
                            ---------------------------------------------------------
                            1998                                         $  1,381,000
                            1999                                              336,000
                            2000                                              270,000
                            2001                                              278,000
                            2002                                              204,000
                            Thereafter                                          6,000
                            ---------------------------------------------------------

                                                                         $  2,475,000
                            ---------------------------------------------------------
                            ---------------------------------------------------------

                              In December 1997 the Company paid off all of the long-term debt with banks in connection with the sale of substantially all of the Company's assets as described in Note 8.

5.   MAJOR
     CUSTOMERS                Non-affiliated customers which comprised more than
                              10% of the Company's sales are as follows:

                                                    ELEVEN MONTHS
                                                       ENDED            Years Ended December 31,
                                                     NOVEMBER 30,       --------------------------
                                                        1997            1996          1995
                              ----------------------------------------------------------------------
                              A                          25%             2%             6%
                              B                           -%            43%            32%
                              ----------------------------------------------------------------------
                              ----------------------------------------------------------------------

6.   COMMITMENTS              ENVIRONMENTAL LIABILITIES
     AND
     CONTINGENCIES

                              In connection with the recycling and processing of metals, the Company may come in contact with "hazardous materials" as that term is defined under various environmental laws. Although the Company screens for "hazardous materials" in raw materials, certain items processed may inadvertently contain such materials, which could result in contamination of the waste by-products and premises. Although the past operations were in substantial compliance with the then applicable regulations, changes in environmental laws and inadvertent handling of hazardous materials have resulted in certain potential violations of current laws and regulations subjecting the Company to fines and responsibility for costs attributable to remediation.

                              On August 7, 1997 the Company was named as a potentially liable party resulting from the improper disposal of certain waste by-products. The financial statements include an estimated environmental cleanup liability of approximately $105,000 at November 30, 1997 related to this matter.

                              At November 30, 1997 and December 31, 1996, the Company had recorded as other non-current liabilities $2,800,000 to cover future environmental expenditures, principally for remediation of sites on which the Company operates (See Note 8). Management believes that it is reasonably possible that additional costs may be incurred beyond the amounts accrued as a result of new information. However, the amounts, if any, cannot be estimated and management believes that they would not be material to the Company's financial position, but could be material to the Company's results of operations and cash flows in a given period.

                              PROFIT SHARING PLAN

                              The Company provides a defined contribution profit sharing plan covering substantially all of its employees. The plan provides for Company contributions at the discretion of the Board of Directors.

                              Contributions to the plan for the eleven months ended November 30, 1997 and for the years ended December 31, 1996 and 1995 were $100,000, $100,000 and $126,000.

7.   SUPPLEMENTAL          Supplemental information to the statements of cash
     CASH FLOW             flows are as follows:
     INFORMATION

                                                            ELEVEN MONTHS
                                                               ENDED        Years Ended December 31,
                                                            NOVEMBER 30,    ------------------------
                                                               1997           1996          1995
                              ---------------------------------------------------------------------
                              Cash paid for interest        $  206,000     $  161,000     $  89,000

8.   SUBSEQUENT               On December 5, 1997, the stockholders of the
     EVENTS                   Company sold substantially all of the assets
                              used in its metals recycling operations to Recycling Industries, Inc. ("RII") for
                              $20,000,000 plus 800,000 shares of RII common stock and warrants to acquire 200,000 shares of RII common stock at a price of $15.00 per share. RII also assumed approximately $300,000 of accounts payable of the Company and entered into Lease and Purchase and Sale Agreement to lease and acquire certain properties owned by a partnership whose partners are stockholders of the Company (See Note 3).

                              In connection with the transaction the
                              stockholders of the Company entered into a Remediation Escrow Agreement ("the Agreement"). The Agreement requires that 80,000 shares of RII common stock be placed in escrow to pay for environmental remediation costs up to and not to exceed $1,000,000 (See Note 6).